UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 25, 2007

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

Fifth Street Towers, Suite 1360 150 South Fifth Street Minneapolis, MN 55402
(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021
Registrant’s Telephone Number, including Area Code

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)

On September 27, 2007, MAIR Holdings, Inc. (the “Company”) advised Deloitte & Touche LLP (“Deloitte”) that it was dismissed as the Company’s independent registered public accounting firm. Deloitte’s reports on the Company’s financial statements for the fiscal years ending March 31, 2006 and March 31, 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Audit Committee of the Company’s Board of Directors. During the fiscal years ending March 31, 2006 and March 31, 2007 and the subsequent interim period through September 27, 2007, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference thereto in its reports on the financial statements for such periods.

(b)

On September 25, 2007, the Audit Committee of the Company’s Board of Directors engaged Grant Thornton, LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2008. The Company has not consulted with Grant Thornton during the last two fiscal years ending March 31, 2006 and March 31, 2007, or during any subsequent interim period preceding the date hereof, on the application of accounting principles to a specific contemplated or completed transaction, the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any matter that was the subject of a “disagreement” or a “reportable event” as such terms are described in Item 304(a)(1)(iv) and (v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated September 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2007	By	/s/ Ruth M. Timm
Ruth M. Timm
	Its	Vice President, General Counsel